Exhibit 99.2
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS

October 29, 2002

SYMMETRICOM, INC.

PROXY—2002 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby authorizes Thomas W. Steipp and William Slater, or either of them, as proxies with full power of substitution, to represent and to vote all shares of stock the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Symmetricom, Inc. (“Symmetricom”) to be held at 10:00 a.m. on Tuesday, October 29, 2002, at Symmetricom’s offices at 2300 Orchard Parkway, San Jose, California 95131, and at any adjournment or postponement thereof, and instructs said proxies to vote as follows:

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

(continued and to be signed on the other side)

^ FOLD AND DETACH HERE ^

Please mark your votes as indicated in this example	☒

Directors recommend: a vote for	FOR	AGAINST	ABSTAIN
1. Proposal to approve the issuance of shares of Symmetricom common stock to stockholders of Datum in connection with the merger between Datum and a wholly owned subsidiary of Symmetricom.	☐	☐	☐
Directors recommend: a vote for
2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Symmetricom for the 2003 fiscal year.	☐	☐	☐
	FOR all nominees listed below (except as indicated)	WITHHOLD Authority to vote for all nominees listed
Directors recommend: a vote for
3. Election of the following nominees to the Board of Directors.	☐	☐
If you wish to withhold authority to vote for any
individual nominee, strike a line through that
nominee’s name in the list below:

Robert T. Clarkson
Robert M. Neumeister
Richard W. Oliver
Krish A. Prabhu
Richard N. Snyder
Thomas W. Steipp

Directors recommend: a vote for	FOR	AGAINST	ABSTAIN
4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the issuance of shares of Symmetricom common stock to stockholders of Datum in connection with the merger between Datum and a wholly owned subsidiary of Symmetricom, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of Symmetricom for the 2003 fiscal year, FOR all nominees listed above for election to Symmetricom’s Board of Directors, and FOR the proxies voting in their discretion on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Signature of Stockholder(s)

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

DATE: